September 30, 2002



Forum Funds
Two Portland Square
Portland, Maine 04101
Ladies and Gentlemen:

         We consent to the continued inclusion as an exhibit to the Registration Statement of Forum Funds of our opinion dated January 5, 1996 as to the legality of the securities registered by Forum Funds as of that date.

                                                Very truly yours,



                                                /s/ SEWARD & KISSEL LLP
                                                     Seward & Kissel LLP